EXHIBIT INDEX

(d)(3) Investment Management Services Agreement dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Financial Corporation.

(e)(3) Distribution Agreement dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Advisors Inc.

(g)(4) Custodian Agreement dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Trust Company.

(h)(4) Administrative Services Agreement dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Financial Corporation.

(h)(10) Class Y Shareholder Services Agreement dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Financial Advisors Inc.

(h)(13) Transfer Agency Agreement dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Client Service Corporation.

(h)(15) Fee Waiver Agreement dated November 13, 2003 between American Express Financial Corporation, American Express Client Service Corporation, AXP Inflation Protected Securities Fund, a series of Discovery Series, Inc.

(i) Opinion and consent of counsel, as to the legality of the securities being registered.

(m)(4) Plan and Agreement of Distribution dated November 13, 2003 between Registrant, on behalf of AXP Inflation Protected Securities Fund and American Express Financial Advisors Inc.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment advisor and principal underwriter dated January 2, 2004.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 7, 2004.